Exhibit 1

AGREEMENT AND POWER OF ATTORNEY

JOINT FILING OF SCHEDULE 13D

Each of the undersigned hereby agrees to file jointly the Schedule 13D to which this Agreement is attached, and any amendments to the Schedule 13D (the “Schedule 13D”) filed with respect to the common stock of IOMED, Inc. that may be deemed necessary, pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any future amendments to the Schedule 13D, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Schedule 13D, and any future amendments to the Schedule 13D, filed on behalf of each of the parties hereto.

Each of the undersigned constitutes and appoints each of Abbott L. Brown, David G. Brown and D. Stephen Antion as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments the Schedule 13D, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: April 8, 2005	RIDGESTONE CORPORATION
	By:	/s/ ABBOTT L. BROWN
	Name:	Abbott L. Brown
	Title:	Chairman and Chief Executive Officer

	By:	/s/ ABBOTT L. BROWN
	Name:	Abbott L. Brown

	By:	/s/ LINDA L. BROWN
	Name:	Linda L. Brown